SARBANES-OXLEY CERTIFICATION

Re:
Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2006-GG7 (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2006-GG7, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among Greenwich Capital Commercial Funding Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee

I, Mark Finerman, the senior officer in charge of securitization of the Depositor into the above-referenced Trust, certify that:

1. I have reviewed the annual report on Form 10-K for the fiscal year 2006 (the “Annual Report”) and all reports on Form 10-D required to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by the Annual Report is included in the Reports;

4. Based on my knowledge and the servicer compliance statement(s) required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Master Servicer, the Special Servicer and the Reporting Servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessments of compliance with servicing criteria for asset-backed securities required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report, except as otherwise disclosed in the Annual Report. Any material instances of noncompliance described in such reports have been disclosed in the Annual Report on Form 10-K.

In giving the certifications above, I have reasonably relied information provided to me by the following unaffiliated parties:

•	Midland Loan Services, Inc.;
•	LNR Partners, Inc.;
•	LaSalle Bank National Association;
•	Wachovia Bank, National Association;
•	First American Commercial Real Estate Services, Inc.; and
•	Global Realty Outsourcing, Inc.

Date: March 30, 2007

/s/ Mark Finerman
Mark Finerman
President